                                                                     EXHIBIT 2.1

                            UNIT EXCHANGE AGREEMENT

     This Unit Exchange Agreement dated as of November ___, 1997, (the "Agreement") is by and among David A. Jeansonne, Roger E. Thomas, Allen R. Woodard (in his individual capacity and as natural tutor of Wesley William Woodard and of Kaylee Theresa Woodard), Shannon H. Daigle, Ben E. Thomas, Christina Thomas, Alan J. Thomas, Advantage Capital Partners II Limited Partnership, Advantage Capital Partners III Limited Partnership, Advantage Capital Partners IV Limited Partnership, Advantage Capital Partners V Limited Partnership, Advantage Capital Partners Limited Partnership and American Aviation Incorporated (each a "Common Unit Holder" and collectively, the "Common Unit Holders"); David E. Crays, William F. Fincher, David Booth and Rita Darbonne (each as "Option Holder" and collectively, the "Option Holders"); American Capital Management Corporation ("ACMC") and OMNI Energy Services Corp. ("Omni Energy").

                                  WITNESSETH:

     WHEREAS, the Common Unit Holders are the owners of all 113,476 issued and outstanding common units (the "Common Units") of OMNI Geophysical, L.L.C., a Louisiana limited liability company ("Omni") and the Option Holders are the owners of the 1,116 outstanding options to purchase additional Common Units (the "Common Unit Options"), the ownership of each as represented on Exhibit A hereto;

     WHEREAS, Omni Energy desires to issue 12,000,000 shares of its common stock ("Common Stock") and 118,018 options to purchase common stock at an exercise price of $2.28 per share ("Common Stock Options"), in exchange for the 113,476 Common Units and for the corresponding 1,116 outstanding Common Unit Options.

     NOW THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein and in reliance upon the undertakings, representations and warranties contained herein, the parties hereby agree as follows:


                                   ARTICLE 1
             EXCHANGE OF UNITS AND OPTIONS; CANCELLATION OF SHARES

     Section 1.1 Exchange of Units and Options. Subject to the terms and conditions stated herein, the Common Unit Holders hereby exchange with full title the 113,476 Common Units and the Option Holders hereby exchange with full title the 1,116 Common Unit Options, for which Omni Energy hereby exchanges 12,000,000 shares of Common Stock and 118,018 Common Stock Options (the "Exchange"), respectively.

     Section 1.2 Cancellation of Shares. Upon the consummation of the transactions set forth in Section 1.1 above, the 1,000 shares of Common Stock previously issued by Omni Energy to ACMC shall be cancelled and no consideration shall be given for such shares. ACMC hereby agrees and consents to the cancellation of such shares.

                                   ARTICLE 2
                                    CONSENTS

     Section 2.1 Amendment to Schedule A Operating Agreement. The Common Unit Holders hereby agree to amend and do hereby amend Schedule A of the Amended and Restated Operating Agreement (the "Operating Agreement") of Omni to reflect the Exchange of Common Units by the Common Unit Holders. The revised Schedule A is attached as Exhibit B to this Agreement.

     Section 2.2 Consent to Exchange. The Common Unit Holders, representing all of the members of Omni ("Members") consent to : (a) the Exchange pursuant to this Agreement; (b) the transfer of each of the Common Unit Holder's interests to Omni Energy as set forth in Exhibit A; (c) the admission of Omni Energy as a substitute Member for each Common Unit Holder; and (d) the Amendment to Schedule A of the Operating Agreement as set forth in Exhibit B. The Option Holders consent to the exchange of their 1,116 Common Unit Options for 118,018 options to purchase Omni Energy Common Stock.


                                   ARTICLE 3
                       REPRESENTATIONS AND WARRANTIES OF
                     COMMON UNIT HOLDERS AND OPTION HOLDERS

     The Common Unit Holders and Option Holders represent and warrants to Omni Energy as of the date hereof as follows:

     Section 3.1 Ownership. The Common Unit Holders and Option Holders are the sole record and beneficial owners of the Common Units and Common Unit Options, respectively. The Common Unit Holders have good and marketable title to the Common Units and the right to deliver the Common Units in accordance with the terms of this Agreement. The Option Holders have good and marketable title to the Common Unit Options and the right to deliver the Common Unit Options in accordance with the terms of this Agreement. The transfers of Common Units and Common Unit Options to Omni Energy in accordance with the terms of this Agreement transfer good and marketable title to the Common Units and Common Unit Options to Omni Energy free and clear of all liens, restrictions, rights, options and claims of every kind.

     Section 3.2 Authority; Enforceability. The Common Unit Holders and the Option Holders have the full legal right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Common Unit Holders and the Option Holders and constitutes a valid and legally binding obligation of the Common Unit Holders and the Option Holders enforceable against them in accordance with their respective terms, except as (a) enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws from time to time in effect affecting creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

     Section 3.3 No Conflict. Neither the execution and the delivery of this Agreement by the Common Unit Holders and the Option Holders, nor the consummation of the transactions contemplated hereby: (a) violate, conflict with, or result in a breach of any provisions of; (b) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under; (c) result in the termination of or accelerate the performance required by; (d) result in the creation of any Lien upon the Common Units or Common Unit Options under any of the terms, conditions or provisions of the Articles of Organization or the Operating Agreement of Omni, or to any material extent, under the terms and conditions of any note, bond, mortgage, indenture, deed of trust, lease, license, loan agreement or other instrument or obligation to or by which Omni, the Common Unit Holders or Option Holders or any of their respective assets are bound; or (e) to any material extent, violate any Applicable Law binding upon Omni, the Common Unit Holders or Option Holders or any of their respective assets.

      Section 3.4 No Other Representations or Warranties. Except as set forth above in this Section 3, no other representations or warranties, express or implied, are made in this Agreement by the Common Unit Holders or the Option Holders to Omni Energy.


                                   ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF OMNI ENERGY

     Omni Energy represents and warrants to the Common Unit Holders and the Option Holders as of the date hereof as follows:

     Section 4.1 Organization. Omni Energy is a corporation duly organized, validly existing and in good standing under the laws of Louisiana and has all requisite corporate power and authority to own its properties and carry on its business as now being conducted.

     Section 4.2 Capitalization. As of the date of this Agreement, the authorized capital stock of Omni Energy consists of 45,000,000 Common Shares, $0.01 par value per share; and 5,000,000 shares of preferred stock, $0.01 par value per share, issuable in series.

     Section 4.3 Authority; Enforceability. Omni Energy has the requisite corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Omni Energy and no other corporate proceedings on the part of Omni Energy are necessary to authorize this Agreement or to consummate the transactions so contemplated.
This Agreement has been duly executed and delivered by Omni Energy and constitutes a valid and binding obligation of Omni Energy, enforceable against Omni Energy in accordance with its terms, except as (a) enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws from time to time in effect affecting creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

     Section 4.4 No Conflict. Neither the execution and delivery of this Agreement by Omni Energy, nor the consummation of the transactions contemplated hereby, do or will: (a) violate, conflict with, or result in a breach of any provisions of; (b) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under; (c) result in the termination of or accelerate the performance required by; (d) result in the creation of a Lien upon the Omni Energy shares of common stock or common stock options under any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Omni Energy or any note, bond, mortgage, indenture, deed of trust, lease, license, loan agreement or other instrument or obligation to or by which Omni Energy or any of its assets are bound; or (e) violate any Applicable Law binding upon Omni Energy and on any of its assets.

     Section 4.5 Shares to be Exchanged. When issued in accordance with the terms of this Agreement, the shares of Common Stock to be exchanged for the Common Units will be duly authorized, validly issued and non-assessable shares of the Common Stock. The Common Stock to be issued upon exercise of the Common Stock Options, if and when exercised, will be duly authorized, validly issued and non-assessable shares of Common Stock.

      Section 4.6 No Other Representations or Warranties. Except as set forth above in this Section 4, no other representations or warranties, express or implied, are made in this Agreement by Omni Energy to the Common Unit Holders or Option Holders.


                                   ARTICLE 5
                           INDEMNIFICATION; REMEDIES

     Section 5.1 Indemnification by Common Unit Holders. Except as otherwise expressly provided in this Article 5, the Common Unit Holders, as their sole obligation and the exclusive remedy of Omni Energy, shall jointly and severally defend, indemnify and hold harmless Omni Energy, and shall reimburse Omni Energy, for, from and against, each and every demand, claim, action, loss, liability, judgment, damage, cost and expense (including, without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses") imposed on or incurred by Omni Energy, directly or indirectly, relating to, resulting from or arising out of:
(a) any inaccuracy in any representation or warranty of the Common Unit Holders in this Agreement, whether or not Omni Energy relied thereon or had knowledge thereof, or (b) any breach or nonperformance of any covenant, agreement or other obligation of the Common Unit Holders under this Agreement or any certificate, document or other instrument delivered or to be delivered pursuant hereto.

     Section 5.2 Indemnification by Options Holders. Except as otherwise expressly provided in this Article 5, the Option Holders, as their sole obligation and the exclusive remedy of Omni Energy, shall jointly and severally defend, indemnify and hold harmless Omni Energy, and shall reimburse Omni Energy, for, from and against, each and every demand, claim, action, loss, liability, judgment, damage, cost and expense (including, without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses") imposed on or incurred by Omni Energy, directly or indirectly, relating to, resulting from or arising out of: (a) any inaccuracy in any representation or warranty of the Option Holders in this Agreement, whether or not Omni Energy relied thereon or had knowledge thereof, or (b) any breach or nonperformance of any covenant, agreement or other obligation of the Option Holders under this Agreement or any certificate, document or other instrument delivered or to be delivered pursuant hereto.

     Section 5.3 Indemnification by Omni Energy. Except as otherwise expressly provided in this Article 5, Omni Energy, as its sole obligation and the exclusive remedy of the Common Unit Holders and Option Holders, shall defend, indemnify and hold harmless the Common Unit Holders and Option Holders, and shall reimburse them, for, from and against all Losses imposed on or incurred by the Common Unit Holders and Option Holders, directly or indirectly, relating to, resulting from or arising out of: (a) any inaccuracy in any representation or warranty of Omni Energy in this Agreement, whether or not the Common Unit Holders or Option Holders relied thereon or had knowledge thereof, or (b) any breach or nonperformance of any covenant, agreement or other obligation of Omni Energy under this Agreement or any certificate, document or other instrument delivered or to be delivered pursuant hereto.

     Section 5.4 Notice and Defense of Third Party Claims. If any third party demand, claim, action or proceeding shall be brought or asserted under this
Article 5 against an indemnified party or any successor thereto (the "Indemnified Person") in respect of which indemnity may be sought under this
Article 5 from an indemnifying person or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice thereof to the Indemnifying Person who shall have the right to assume its defense, including the hiring of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; except that any delay or failure to so notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations under this Article 5 only to the extent, if at all, that it is prejudiced by reason of such delay or failure. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing actions, claims or proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless both the Indemnified Person and the Indemnifying Person are named as parties and the Indemnifying Person and the Indemnified Person shall in good faith agree that representation by the same counsel is inappropriate. In the event that the Indemnifying Person, within ten days after notice of any such action or claim, does not assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such action, claim or proceeding for the account of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such action, claim or proceeding with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this Article 5 to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior consent, settle or compromise any action or claim or consent to the entry of any judgment with respect to any action, claim or proceeding for anything other than money damages paid by the Indemnifying Person. The Indemnifying Person may, without the Indemnified Person's prior consent, settle or compromise any such action, claim or proceeding or consent to entry of any judgment with respect to any such action or claim that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such action, claim or proceeding.


                                   ARTICLE 6
                                 DEFINED TERMS

     Definitions. In addition to the other defined terms used herein, as used in this Agreement, the following terms when capitalized have the meanings indicated.

     "Applicable Law" shall mean any statute, law, rule or regulation or any judgment, order, writ, injunction or decree of any Governmental Entity to which a specified person or its property is subject.

     "Governmental Entity" shall mean any court or tribunal in any jurisdiction or any public, governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality.

     "Liens" shall mean pledges, liens, defects, leases, licenses, equities, options, rights to buy, conditional sales contracts, charges, claims, encumbrances, security interests, easements, restrictions, chattel mortgages, mortgages or deeds of trust, of any kind or nature whatsoever.


                                   ARTICLE 7
                                 MISCELLANEOUS

     Section 7.1 Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Exchange and shall not be limited or affected by any investigation by or on behalf of any party hereto.

     Section 7.2 Notices. All notices hereunder must be in writing and shall be deemed to have been given upon receipt of delivery by: (a) personal delivery to the designated individual; (b) certified or registered mail, postage prepaid, return receipt requested; (c) a nationally recognized overnight courier service (against a receipt therefor); or (d) facsimile transmission with confirmation of receipt. All such notices must be addressed to the address at which any party hereto may have notified the other in writing.

     Section 7.3 Headings; Gender. When a reference is made in this Agreement to a section, exhibit or schedule, such reference shall be to a section, exhibit or schedule of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural and vice versa, whenever and as often as may be appropriate.

     Section 7.4 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents, exhibits and instruments referred to herein)
(a) constitutes the entire agreement and supersedes all prior agreements, and understandings and communications, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     Section 7.5 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Louisiana without regard to any applicable principles of conflicts of law.

     Section 7.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party.

     Section 7.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible, and in any case such term or provision shall be deemed amended to the extent necessary to make it no longer invalid, illegal or unenforceable.

     Section 7.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

     Section 7.9 Amendment and Modification. This Agreement may not be amended or modified except by an instrument in writing signed by each of the parties hereto.

      Section 7.10 Limitation of Liability. Notwithstanding any other provision of this Agreement, in no event shall any party hereto be liable to any other party hereto with respect to breach or violation of any provision in this Agreement, whether based on contract, tort (including negligence), strict liability or other theory of law or equity, for loss of anticipated profits or consequential loss or damage of any nature arising at any time or from any cause whatsoever.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed themselves or by their respective duly authorized officers as of the date first written above.


                                 "COMMON UNIT HOLDERS"

                                 ADVANTAGE CAPITAL PARTNERS
                                    LIMITED PARTNERSHIP
                                 By:  Advantage Capital Corporation,
                                      General Partner

                                 By:
                                     ----------------------------------
                                 Name: Steven T. Stull
                                 Title: President

                                 ADVANTAGE CAPITAL PARTNERS II
                                 LIMITED PARTNERSHIP
                                 By:  Advantage Capital Corporation,
                                      General Partner

                                 By:
                                     ----------------------------------
                                 Name:  Steven T. Stull
                                 Title:  President

                                 ADVANTAGE CAPITAL PARTNERS III
                                 LIMITED PARTNERSHIP
                                 By:  Advantage Capital Management
                                      Corporation, General Partner

                                 By:
                                     ----------------------------------
                                 Name:  Steven T. Stull
                                 Title:  President

                                 ADVANTAGE CAPITAL PARTNERS IV
                                 LIMITED PARTNERSHIP
                                 By:  Advantage Capital Financial
                                      Company, L.L.C., General Partner

                                 By:
                                     -----------------------------------
                                 Name:  Steven T. Stull
                                 Title:  President

                                 ADVANTAGE CAPITAL PARTNERS V
                                 LIMITED PARTNERSHIP
                                 By:  Advantage Capital Advisors, L.L.C.,
                                      General Partner

                                 By:
                                     ------------------------------------
                                 Name:  Steven T. Stull
                                 Title:  President
                                 AMERICAN AVIATION, INCORPORATED

                                 By:
                                     ------------------------------------
                                     Name: David A. Jeansonne
                                     Title: President and Chief Executive
                                            Officer


                                 ----------------------------------------
                                 David A. Jeansonne


                                 ----------------------------------------
                                 Roger T. Thomas

                                 Wesley William Woodard

                                 By:
                                    -------------------------------------
                                        Allen R. Woodard,
                                        Natural Tutor

                                 Kaylee Theresa Woodard

                                 By:
                                    -------------------------------------
                                        Allen R. Woodard,
                                        Natural Tutor


                                 ----------------------------------------
                                 Ben E. Thomas


                                 ----------------------------------------
                                 Christina M. Thomas


                                -----------------------------------------
                                 Alan J. Thomas


                                -----------------------------------------
                                 Allen R. Woodard

                                -----------------------------------------
                                 Shannon Daigle

                                 "OMNI OPTION HOLDERS"


                                -----------------------------------------
                                 David E. Crays


                                -----------------------------------------
                                 William F. Fincher


                                 -----------------------------------------
                                 David Booth


                                -----------------------------------------
                                 Rita Darbonne

                                 ADVANTAGE CAPITAL MANAGEMENT
                                  CORPORATION

                                 By:
                                    -------------------------------------
                                     Name:  Steven T. Stull
                                     Title:  President

                                 OMNI ENERGY SERVICES CORP.

                                 By:
                                    -------------------------------------
                                     Name:  Roger E. Thomas
                                     Title:  President

                                   EXHIBIT A
                                   ---------
                  OMNI GEOPHYSICAL, L.L.C. COMMON UNIT HOLDERS

          MEMBERS AND ADDRESS                   TOTAL NUMBER       COMMON UNIT     TOTAL NUMBER
                                                     OF         SHARE PERCENTAGE    OMNI ENERGY
                                               OMNI COMMON                         COMMON SHARES
                                                  UNITS
------------------------------------------------------------------------------------------------
Allen R. Woodard                                   12,164             10.719%         1,286,333
4484 Interstate 49, North
Lafayette, Louisiana 70520
------------------------------------------------------------------------------------------------
Allen R. Woodard, Natural Tutor                       500              0.441%            52,875
of Wesley William Woodard
1901 Sevanne Road
Houma, Louisiana 70360
------------------------------------------------------------------------------------------------
Allen R. Woodard, Natural Tutor                       500              0.441%            52,875
of Kaylee Theresa Woodard
1901 Sevanne Road
Houma, Louisiana 70360
------------------------------------------------------------------------------------------------
Roger E. Thomas                                    10,664              9.398%         1,127,708
4484 Interstate 49, North
Lafayette, Louisiana 70520
------------------------------------------------------------------------------------------------
Ben E. Thomas                                         500              0.441%            52,875
1524 Applewood Road
Baton Rouge, Louisiana 70808
------------------------------------------------------------------------------------------------
Christina M. Thomas                                   500              0.441%            52,875
1524 Applewood Road
Baton Rouge, Louisiana 70808
-----------------------------------------------------------------------------------------------
Alan J. Thomas                                        500              0.441%          52,8725
1524 Applewood Road
Baton Rouge, Louisiana 70808
-----------------------------------------------------------------------------------------------
David A. Jeansonne                                  2,836              2.499%          299,905
P. O. Box 5409
Lafayette, Louisiana 70502
-----------------------------------------------------------------------------------------------
American Aviation Incorporated                     10,213              9.000%        1,080,017
P. O. Box 5409
Lafayette, Louisiana 70502
-----------------------------------------------------------------------------------------------



          MEMBERS AND ADDRESS                   TOTAL NUMBER       COMMON UNIT     TOTAL NUMBER
                                                     OF         SHARE PERCENTAGE    OMNI ENERGY
                                               OMNI COMMON                         COMMON SHARES
                                                  UNITS
------------------------------------------------------------------------------------------------
Shannon H. Daigle                                   1,461              1.287%          154,500
358 W. Kenilworth Street
New Orleans, Louisiana 70124
------------------------------------------------------------------------------------------------
Advantage Capital Partners                          2,780              2.450%          293,983
  Limited Partnership
909 Poydras Street, Suite 2230
New Orleans, Louisiana 70112
------------------------------------------------------------------------------------------------
Advantage Capital Partners II                       9,398              8.282%          993,831
 Limited Partnership
909 Poydras Street, Suite 2230
New Orleans, Louisiana 70112
-----------------------------------------------------------------------------------------------
Advantage Capital Partners III                     15,282             13.467%        1,616,060
 Limited Partnership
909 Poydras Street, Suite 2230
New Orleans, Louisiana 70112
-----------------------------------------------------------------------------------------------
Advantage Capital Partners IV                      28,612             25.214%        3,025,697
 Limited Partnership
909 Poydras Street, Suite 2230
New Orleans, Louisiana 70112
-----------------------------------------------------------------------------------------------
Advantage Capital Partners V                       17,566             15.480%        1,857,591
 Limited Partnership
909 Poydras Street, Suite 2230
New Orleans, Louisiana 70112
-----------------------------------------------------------------------------------------------
TOTAL                                             113,476            100.000%       12,000,000
===============================================================================================

                      OMNI GEOPHYSICAL, L.L.C. HOLDERS OF
                        OPTIONS TO PURCHASE COMMON UNITS

   OPTION HOLDER        OMNI COMMON    OMNI ENERGY
                      UNIT OPTIONS     COMMON STOCK
                                         OPTIONS

---------------------------------------------------
David E. Crays                    516        54,567
---------------------------------------------------
William F. Fincher                250        26,438
---------------------------------------------------
David Booth                       250        26,438
---------------------------------------------------
Rita Darbonne                     100        10,575
---------------------------------------------------

                                   EXHIBIT B
                                   ---------


                                   SCHEDULE A
                            OMNI GEOPHYSICAL, L.L.C.
         MEMBERS, CAPITAL CONTRIBUTIONS, UNITS AND SHARING PERCENTAGES


           MEMBER                 CAPITAL       TOTAL NUMBER     COMMON UNIT
                               CONTRIBUTION     COMMON UNITS  SHARE PERCENTAGE

------------------------------------------------------------------------------
Omni Energy Services Corp.    12,000,000 Omni        113,476         100%
4484 NE Evangeline Thruway       Energy
Carencro, Louisiana 70520      Corporation
                              Common Shares


------------------------------------------------------------------------------